UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No. )

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AIM ImmunoTech Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 28, 2023, AIM ImmunoTech Inc. (the “Company”) issued the following press release in connection with the Company’s 2023 annual meeting of stockholders.

AIM ImmunoTech Provides Update Regarding Annual Meeting

AIM Will Convene Annual Meeting on December 1st and then Adjourn Until December 29th to Give Delaware Court Additional Time to Deliver Ruling in Activist Group Litigation

OCALA, Fla., November 28, 2023 — AIM ImmunoTech Inc. (NYSE American: AIM) (“AIM” or the “Company”) today announced that the Company will convene its upcoming 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) as planned on December 1, 2023, and will then adjourn proceedings, without conducting any other business, until December 29, 2023. The purpose of the adjournment is to provide the Delaware Court of Chancery (the “Court”) with sufficient time to issue a ruling with respect to the litigation brought against the Company and its directors by a member of a group of individuals who are seeking to nominate three candidates for election to AIM’s four-person Board of Directors (the “Board”) (collectively, the “Activist Group”).

As a reminder, the AIM Board unanimously determined that the Activist Group’s nomination notice (the “Notice”) is invalid because it omits key information and includes misleading information, ignoring what the Company’s Bylaws require to be disclosed. Unless the litigation results in a finding that the Notice is valid, the Company will not recognize the Activist Group’s attempted nominations and any proxies submitted or votes cast for the election of the individuals on the Activist Group’s proxy card will be disregarded.

The record date for determining shareholders eligible to vote at the 2023 Annual Meeting will remain the close of business on October 2, 2023.

To learn more, visit: www.SafeguardAIM.com.

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If you have any questions or require any assistance in voting your shares, please contact our proxy solicitor:

Morrow Sodali LLC

430 Park Avenue, 14th Floor

New York, NY 10022

Stockholders Call Toll Free: (800) 662-5200

Banks, Brokers, Trustees, and Other Nominees Call Collect: (203) 658-9400

Email: AIM@investor.MorrowSodali.com

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders and viral diseases, including COVID-19. The Company’s lead product is a first-in-class investigational drug called Ampligen® (rintatolimod), a dsRNA and highly selective TLR3 agonist immuno-modulator with broad spectrum activity in clinical trials for globally important cancers, viral diseases and disorders of the immune system.

For more information, please visit aimimmuno.com and connect with the Company on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. The Company urges investors to consider specifically the various risk factors identified in its most recent Form 10-K, and any risk factors or cautionary statements included in any subsequent Form 10-Q or Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Among other things, for those statements, the Company claims the protection of safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

AIM@jtcir.com

Media Contact:

Longacre Square Partners

Joe Germani / Miller Winston

AIM@longacresquare.com